UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to ss240.14a-12

ELIZABETH ARDEN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held on November 15, 2006

          The annual meeting of shareholders of Elizabeth Arden, Inc. will be held on Wednesday, November 15, 2006, at 10:00 a.m., local time, at our corporate offices located at 2400 S.W. 145th Avenue, Miramar, Florida 33027, for the following purposes, as described in the attached proxy statement:

1.	To elect a board of seven directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2007; and

3.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

          The board of directors has fixed the close of business on September 18, 2006, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement of that meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the annual meeting. For 10 days prior to the annual meeting, a list of shareholders entitled to vote will be available for inspection at our corporate offices at 2400 S.W. 145th Avenue, Miramar, Florida 33027.

          It is important that your shares be represented at the annual meeting regardless of how many shares you own. Whether or not you intend to be present at the annual meeting in person, we urge you to complete, date and sign the enclosed proxy card and return it in the envelope provided for that purpose. Many shareholders who hold their shares in the street name of a bank or brokerage firm may have the option to vote by telephone or the Internet. We urge you to vote by telephone or the Internet, if possible, since your vote will be recorded quickly and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. See your proxy card for further instructions on voting. Voting by mail, by telephone or through the Internet will not prevent you from voting in person at the meeting. If you are able to attend the meeting, you may revoke your proxy and vote your shares in person even if you have previously completed and returned the enclosed proxy card or voted by telephone or through the Internet. Also, you may revoke your proxy by written notice to our corporate secretary or by delivery of a later-dated proxy at any time before it is voted.

By Order of the Board of Directors

OSCAR E. MARINA
Secretary

Miramar, Florida
October 9, 2006

YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-FREE ENVELOPE OR TO VOTE BY TELEPHONE OR THE INTERNET WHERE POSSIBLE. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

ELIZABETH ARDEN, INC.
________________________

PROXY STATEMENT
_________________________

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 15, 2006

General

          This proxy statement is being furnished to holders of common stock, par value $.01 per share, of Elizabeth Arden, Inc., in connection with the solicitation of proxies by our board of directors for use at our annual meeting of shareholders to be held at our corporate offices located at 2400 S.W. 145th Avenue, Miramar, Florida 33027, at 10:00 a.m., local time, on November 15, 2006, and at any adjournment or postponement of this meeting, for the purposes set forth in the accompanying notice of meeting.

          It is anticipated that our annual report for the fiscal year ended June 30, 2006, this proxy statement and the accompanying form of proxy card will be first mailed to our shareholders on or about October 13, 2006. The annual report is not to be regarded as proxy soliciting material.

          The company was organized in Florida in 1960. Following our acquisition of the Elizabeth Arden fragrance, cosmetics and skin care business in January 2001 we changed our name to Elizabeth Arden, Inc. Our primary business is the manufacture, marketing and distribution of prestige fragrances, skin treatment and cosmetic products.

Outstanding Shares and Voting Rights

          Only holders of record of our common stock at the close of business on September 18, 2006 are entitled to notice of and to vote at the annual meeting. On that date, there were 28,620,702 shares of common stock entitled to vote on each matter to be presented at the annual meeting. Holders of our common stock have one vote per share on all matters. No other class of our stock has voting rights.

          A majority of the shares of our common stock entitled to vote on a matter, represented in person or by proxy, will constitute a quorum for action on a matter at the annual meeting. In determining the presence of a quorum at the annual meeting, abstentions and broker non-votes are counted. A "broker non-vote" occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Abstentions and, if applicable, broker non-votes, are not counted as votes "for" or "against" any proposals. Our By-laws provide that the affirmative vote of a majority of the shares of the voting stock represented, in person or by proxy, and entitled to vote on a matter at a meeting in which a quorum is present will be the act of the shareholders, except as otherwise provided by law.

          The affirmative vote of a majority of the shares of common stock represented in person or by proxy, and entitled to vote at the meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2007. The Florida Business Corporation Act provides that directors are elected by a plurality of the votes cast. This means that the seven nominees for director with the most votes are elected. Abstentions and, if applicable, broker non-votes have no legal effect on whether a nominee for director is elected.

          Shares represented by a properly executed proxy received in time to permit its use at the annual meeting or any adjournment or postponement of this meeting, and not revoked, will be voted in accordance with the instructions indicated therein. If no instructions are indicated, the shares represented by the proxy will be voted FOR the election of all of the nominees for director, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2007 and in the discretion of the proxy holders as to any other matter which may properly come before the annual meeting.

          You are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope, or, if permitted by your bank or brokerage firm, vote by telephone or the Internet. Each shareholder giving a proxy has the power to revoke it at any time before it is voted by written notice to our corporate secretary or by delivery of a later-dated proxy. Voting by mail, by telephone or through the Internet will not prevent you from voting in person at the meeting. If you are able to attend the meeting, you may revoke your proxy and vote your shares in person even if you have previously completed and returned the enclosed proxy card or voted by telephone or through the Internet.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth, as of September 22, 2006 (except as noted below), (i) the ownership of common stock by all persons known by us to own beneficially more than 5% of the outstanding shares of our common stock and (ii) the beneficial ownership of common stock by (a) each of our directors and director-nominees, (b) the chief executive officer and each of the other named executives as set forth in the "Summary Compensation Table" under "Executive Compensation" below and (c) all of our directors and executive officers as a group, without naming them:

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of the Class(2)

E. Scott Beattie (3)	1,879,385	6.3
Fred Berens (4)	860,318	3.0
Maura J. Clark	--	*
Richard C.W. Mauran (5)	1,824,698	6.4
William M. Tatham (6)	52,180	*
J.W. Nevil Thomas (7)	251,884	*
Paul F. West (8)	409,069	1.4
Joel B. Ronkin (9)	184,109	*
Stephen J. Smith (10)	241,760	*
Jacobus A.J. Steffens (11)	93,686	*
EARNEST Partners, LLC (12)	3,558,630	12.4
Goldman Sachs Asset Management, L.P. (13)	1,718,177	6.0

All directors and executive officers as a group (15 persons) (14)	6,292,726	20.5

*	Less than one percent of the class.

(1)

The address of each of the persons shown in the above table other than Messrs. Mauran, Thomas, Tatham, Ms. Clark, EARNEST Partners, LLC, and Goldman Sachs Asset Management, L.P. is c/o Elizabeth Arden, Inc., 2400 S.W. 145 Avenue, 2nd Floor, Miramar, Florida 33027. The address of Ms. Clark is 263 Tresser Boulevard, One Stamford Plaza, 8th Floor, Stamford, CT 06901. The address of Mr. Mauran is 31 Burton Court, Franklins Row, London SW3, England. The address of Mr. Tatham is 4100 Yonge Street, Suite 612, Toronto, Ontario M2P 2B5 Canada. The address of Mr. Thomas is 130 Adelaide Street West, Oxford Tower, Suite 2900, Toronto, Ontario M5H 3P5 Canada. The address of EARNEST Partners, LLC is 1180 Peachtree Street N.E., Suite 2300, Atlanta, GA 30309. The address of Goldman Sachs Asset Management, L.P. is 32 Old Slip, New York, New York 10005.

(2)

Includes, where applicable, shares of common stock issuable upon the exercise of options to acquire common stock held by such person that may be exercised within 60 days after September 22, 2006. Also includes unvested shares of restricted stock, including market-based restricted stock, performance-based restricted stock and service-based restricted stock as to which such person has voting power but no dispositive power. Unless otherwise indicated, we believe that all persons named in the table above have sole voting power and/or investment power with respect to all shares of common stock beneficially owned by them.

(3)

Includes (i) 605,816 shares of common stock, (ii) 17,586 shares of service-based restricted stock, (iii) 108,800 shares of market-based restricted stock, (iv) 59,683 shares of performance-based restricted stock, and (v) 1,087,500 shares of common stock issuable upon the exercise of stock options.

(4)	Includes (i) 795,318 shares of common stock and (ii) 65,000 shares of common stock issuable upon the exercise of stock options.

(5)

Includes (i) 1,759,698 shares of common stock owned by Euro Credit Investments Limited, a company controlled by Mr. Mauran and (ii) 65,000 shares of common stock issuable upon the exercise of stock options.

(6)

Includes (i) 3,230 shares of common stock owned individually by Mr. Tatham, (ii) 6,950 shares of common stock owned by Mr. Tatham's spouse, and (iii) 42,000 shares of common stock issuable upon the exercise of stock options. Mr. Tatham disclaims beneficial ownership as to the shares of common stock owned by his spouse.

(7)

Includes (i) 8,565 shares of common stock owned individually by Mr. Thomas, (ii) 11,119 shares of common stock owned by Sandringham Capital Services Corp., a company controlled by Mr. Thomas, (iii) 137,425 shares of common stock held by Marchoak, Inc., a company owned by Mayfront Trust, of which Mr. Thomas' spouse is one of four trustees, (iv) 3,594 shares of common stock held in trusts for the benefit of Mr. Thomas' children and for which he serves as co-trustee with his spouse, (v) 2,925 shares of common stock owned by Mr. Thomas' spouse, (vi) 23,256 shares of common stock owned by S.E.T. Holdings Corporation, a corporation controlled by Mr. Thomas' spouse, and (vii) 65,000 shares of common stock issuable upon the exercise of stock options. Mr. Thomas disclaims beneficial ownership as to the shares of common stock owned by his spouse, Marchoak, Inc., the trusts of which he and his spouse serve as trustees and S.E.T. Holdings Corporation.

(8)

Includes (i) 80,933 shares of common stock, (ii) 1,204 shares of service-based restricted stock, (iii) 54,000 shares of market-based restricted stock, (iv) 22,133 shares of performance-based restricted stock, and (v) 250,799 shares of common stock issuable upon the exercise of stock options.

(9)

Includes (i) 23,184 shares of common stock, including 1,000 shares owned by Mr. Ronkin together with his wife as joint tenants with right of survivorship, (ii) 7,743 shares of service-based restricted stock, (iii) 27,000 shares of market-based restricted stock, (iv) 17,266 shares of performance-based restricted stock, and (v) 108,916 shares of common stock issuable upon the exercise of stock options.

(10)

Includes (i) 27,386 shares of common stock, (ii) 6,374 shares of restricted stock, (iii) 18,000 shares of market-based restricted stock, (iv) 15,733 shares of performance-based restricted stock, and (v) 174,267 shares of common stock issuable upon the exercise of stock options.

(11)

Includes (i) 27,188 shares of common stock, (ii) 24,000 shares of market-based restricted stock, (iv) 10,266 shares of performance-based restricted stock, (v) 2,400 shares of service-based restricted stock, and (v) 29,832 shares of common stock issuable upon the exercise of stock options.

(12)

Based on a Schedule 13G dated May 10, 2006 filed by EARNEST Partners, LLC which reflects sole voting power with respect to 1,409,645 shares, shared voting power with respect to 613,610 shares and sole dispositive power with respect to all of the shares.

(13)

Based on a Schedule 13G dated January 30, 2006 filed by Goldman Sachs Asset Management, L.P. Goldman Sachs Asset Management, L.P. has sole voting power with respect to 1,395,962 shares and sole dispositive power with respect to all of the shares.

(14)	Includes 2,154,479 shares of common stock issuable upon exercise of stock options.

PROPOSAL 1 --
ELECTION OF DIRECTORS

Information about the Nominees

          Seven directors are to be elected at the annual meeting. The seven nominees named below are currently serving as our directors and, based on the recommendation of the Nominating and Corporate Governance Committee, have been designated by the board of directors as nominees for election as directors, to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. In the event that any nominee is unable or unwilling to serve, discretionary authority is reserved to the persons named in the accompanying form of proxy to vote for substitute nominees. The board of directors does not anticipate that such an event will occur. Each director must be elected by a plurality of the votes cast.

          The names of the nominees for our board of directors and information about them are set forth below.

          E. Scott Beattie, age 47, has served as our chairman of the board of directors since April 2000, as our president and chief executive officer since August 2006, as our chief executive officer since March 1998 and as a director of the company (including the predecessor fragrance company) since January 1995. Mr. Beattie served as our president from April 1997 to March 2003, as our chief operating officer from April 1997 until March 1998 and as vice chairman of the board of directors and assistant secretary from November 1995 to April 1997. Mr. Beattie is a director of BCC Advisors, Inc., a Toronto, Canada-based merchant banking firm (formerly known as Bedford Capital Corporation) and Object Video, Inc., an information technology company. Mr. Beattie also is a director and a member of the executive committee of the Cosmetic, Toiletry & Fragrance Association, a director of the Fragrance Foundation and a member of the advisory board of the Ivey Business School.

          Paul West, age 56, has served as our vice chairman of the board of directors since August 2006. Previously, Mr. West served as our president and chief operating officer from March 2003 until August 2006, as our executive vice president and chief operating officer from November 2000 until March 2003 and as our senior vice president, sales management and planning from April 1998 through March 2000. Prior to joining the company, Mr. West worked in various management capacities for divisions of Unilever N.V., including Chesebrough Ponds, Inc., a division of Unilever N.V. and the Elizabeth Arden Company, where he served as chief financial officer from September 1989 to May 1996. Mr. West remains an employee of our company focusing primarily on our expansion plans in Asia.

          J.W. Nevil Thomas, age 68, served as our vice chairman of the board of directors from April 1997 until August 2006 and previously served as chairman of the board of directors of the company (including the predecessor fragrance company) from July 1992 to April 1997. Since 1970, Mr. Thomas has served as president and chief executive officer of Nevcorp, a financial and management consulting firm. Mr. Thomas is also chairman of the board of BCC Advisors, Inc. (formerly known as Bedford Capital Corporation), and a director of Reliable Life Insurance Company and Old Republic Insurance Company of Canada, a non-public wholly-owned subsidiaries of Old Republic International Corporation, and a director of Templeton Growth Funds, Ltd., a publicly traded mutual fund managed by a wholly-owned subsidiary of Franklin Resources, Inc.

          Fred Berens, age 63, has served as a director since July 1992 (including the predecessor fragrance company). Mr. Berens has served as director, investments of Wachovia Securities, Inc. (formerly known as Prudential Securities, Inc.), an investment-banking firm, since March 1965. Mr. Berens has served on the Board of Trustees of the University of Miami since 1972.

          Richard C.W. Mauran, age 72, has served as a director of the company since July 1992 (including the predecessor fragrance company). Mr. Mauran is a private investor and a director of BCC Advisors, Inc.

          Maura J. Clark, age 47, has served as a director of the company since August 2005. Since July 2006, Ms. Clark has been executive vice president, mergers and acquisitions of Direct Energy Services LLC, an energy and energy services provider in North America and a subsidiary of United Kingdom-based Centrica plc. From April 2005 until July 2006, Ms. Clark had been the senior vice president, North American Strategy and Mergers and Acquisitions of Direct Energy Services. From March 2003 to April 2005, Ms. Clark was an independent consultant providing strategic and corporate development services. From October 2000 to February 2003, Ms. Clark was a managing director at Goldman Sachs & Co., an investment-banking firm. From August 1995 to September 2000, Ms. Clark served as the executive vice president, corporate development and chief financial officer for Premcor, Inc. (formerly known as Clark Refining & Marketing, Inc.), a petroleum refiner and marketer. Ms. Clark is a chartered accountant.

          William M. Tatham, age 47, has served as a director of the company since July 2001. Mr. Tatham has been chairman and chief executive officer of NexJ Systems, Inc., a Canada-based client relationship management software company, since June 2006 and as chief executive officer and general managing partner of XJ Partners, Inc., a Canada-based strategy consulting company since September 2001. From November 2000 to June 2001, Mr. Tatham served as vice president and general manager of Siebel Systems, Inc., an eBusiness applications software company. From 1990 until its acquisition by Siebel Systems in November 2000, Mr. Tatham served as the president and chief executive officer of Janna Systems, Inc., a Canada-based software development company that Mr. Tatham founded.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH NOMINEE FOR DIRECTOR.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Federal securities laws require our directors, executive officers and persons who beneficially own more than ten percent of our common stock to file reports of initial ownership and reports of subsequent changes in ownership with the U.S. Securities and Exchange Commission (SEC) and to provide us copies of these reports. Specific due dates have been established and we are required to disclose any failure of these persons to file timely those reports during our fiscal year ended June 30, 2006. To the best of our knowledge, based solely upon a review of copies of reports furnished to us, filings with the SEC and written representations that no other reports were required, all of our directors, executive officers and ten percent or greater beneficial owners of our common stock made all such filings timely.

GOVERNANCE OF THE COMPANY

          Corporate Governance Guidelines and Principles. Our Corporate Governance Guidelines and Principles includes responsibilities and qualification standards of the members of our board of directors and is intended as a component of the flexible governance framework within which the board of directors, assisted by its committees, directs our affairs. The full text of our Corporate Governance Guidelines and Principles, as approved by the board of directors, are published on our website at www.elizabetharden.com, under the section "EA Corporate - Investor Relations - Corporate Governance - Corporate Governance Guidelines & Principles."

          The independent directors on the board of directors are required to meet regularly without members of management or other directors present in executive session, no less frequently than twice a year, and as otherwise determined by such directors. A majority of the board of directors is required to be independent directors as defined in the listing standards of the Nasdaq Stock Market, Inc. (Nasdaq) and the SEC rules. The board of directors has determined that every director, with the exception of Messrs. Beattie and West, are independent under the Nasdaq and SEC rules.

          Shareholders are invited to communicate with the board of directors, individual members of the board or its committees by writing to: Secretary, Elizabeth Arden, Inc., 2400 S.W. 145th Avenue, Miramar, FL 33027.

          Code of Business Conduct. All our employees, officers and directors are required to abide by our Code of Business Conduct and adhere to the highest ethical standards in full compliance with all applicable laws and regulations and with the utmost integrity and honesty. The full text of the Code of Business Conduct, as approved by our board of directors, is published on our website, at www.elizabetharden.com, under the section "EA Corporate - Investor Relations - Corporate Governance - Code of Business Conduct."

          Supplemental Code of Ethics. Our directors, the chief executive officer, the chief financial officer, the other executive officers and finance officers are also required to comply with the Supplemental Code of Ethics for the Directors and Executive and Finance Officers. This Code of Ethics is intended to cover, among other things, the areas of ethical dealings on our behalf, or with us, avoidance and handling of conflict of interest situations and review of accounting matters, including disclosure controls and procedures and internal controls over financial reporting. Any violation of the Code of Ethics or any violation of law must be reported to the company's general counsel or the audit committee, which may be done anonymously, in accordance with the procedures set forth in the Code of Ethics and the Code of Business Conduct.

          The full text of this Code of Ethics, as approved by our board of directors, is published on our website, at www.elizabetharden.com, under the section "EA Corporate - Investor Relations - Corporate Governance - Code of Ethics." We intend to disclose future amendments to, or waivers from, the provisions of this Code of Ethics on our website.

Meetings and Committees of Our Board of Directors

          During the fiscal year ended June 30, 2006, the board of directors met five times and each director attended at least 75% of the total meetings of the board of directors and at least 75% of the total meetings of the committees of the board of directors on which such director served. During the fiscal year ended June 30, 2006, the board of directors had three committees - the audit committee, the compensation committee and the nominating and corporate governance committee.

          Directors are not required to attend our annual meetings of shareholders. At our 2005 annual shareholders meeting, Fred Berens, chairman of the audit committee and the compensation committee was present.

          The following table provides meeting information for these committees and current membership for each of the committees of the board of directors for our fiscal year ended June 30, 2006:

Director	Audit	Compensation	Nominating and Corporate Governance

Mr. Berens	X (1)	X (1)
Ms. Clark	X		X
Mr. Mauran			X (1)
Mr. Thomas		X	X
Mr. Tatham	X	X

Total Meetings Held	4	2	1

(1)	Chairperson

The Audit Committee

          The audit committee oversees the quality and integrity of our accounting and financial reporting process, the adequacy of our internal controls, the audits of our financial statements, and carries out such other duties as directed by the board of directors. Its duties include, among others, the following: (1) selecting, negotiating the compensation, and overseeing the work, of the independent registered public accounting firm, including approving all auditing, audit-related and permitted non-audit services performed for us by the independent registered public accounting firm and reviewing their independence; (2) reviewing the planning and staffing of the audit; (3) investigating matters brought to the attention of the audit committee; (4) reviewing our financial reporting activities, including the annual and quarterly reports, our earnings press releases, the accounting principles, standards, policies and practices followed and the adequacy of our internal controls over financial reporting; (5) ensuring rotation of the audit partner of the independent registered public accounting firm as required by law and reviewing their internal quality-control review and evaluating their qualifications, performance and independence; (6) reviewing disclosures made to the audit committee, including the company's filings with the SEC including reviewing and approving the disclosures relating to management's establishment of adequate internal controls and management's assessment of the effectiveness of such controls; (7) approving the audit committee report included in this proxy statement, and (8) reviewing the independent registered public accounting firm's certification and report on management's assessment of internal controls.

         This summary of the responsibilities of the audit committee, as approved by the board of directors, is qualified in its entirety by the more detailed information included in the audit committee charter, a copy of which is attached as Annex A to this proxy statement, and is also available on our website at www.elizabetharden.com, under the section "EA Corporate Information - Investor Relations - Corporate Governance - Committee Charters - Audit Committee." In addition, a separate report of the audit committee is set forth below.

          Our board of directors has determined that Mr. Berens and Ms. Clark are "audit committee financial experts" for purposes of the SEC's rules and that all of the members of the audit committee are independent, as defined by the applicable SEC and Nasdaq rules.

The Compensation Committee

          The compensation committee is responsible for the following: (1) establishing an overall compensation strategy and guidelines for employees, including making grants of restricted stock and stock option awards pursuant to stock incentive plans and cash bonus awards under our cash bonus plans; (2) reviewing and approving the compensation of our executive officers; and (3) administering the stock incentive plans, employee stock purchase plan and the cash bonus plans.

          This summary of the responsibilities of the compensation committee, as approved by the board of directors, is qualified in its entirety by the more detailed information included in the committee's charter, a copy of which is available on our website at www.elizabetharden.com, under the section "EA Corporate - Investor Relations - Corporate Governance - Committee Charters - Compensation Committee." In addition, a separate report of the compensation committee is set forth below.

          The board of directors has determined that each of the members of the compensation committee is independent, as defined by the applicable Nasdaq rules.

The Nominating and Corporate Governance Committee

          The nominating and corporate governance committee is responsible for recommending to the board of directors candidates for nomination for election or re-election by the shareholders, considering corporate governance issues and developing appropriate recommendations and policies for the board of directors regarding such matters.

          The nominating and corporate governance committee's assessment of members of the board of directors and its nominees includes issues of judgment, diversity, age, skills (such as understanding of relevant business experience, financial background, etc.), in the context of an assessment of the perceived needs of the board of directors at the time of assessment. The nominating and corporate governance committee considers recommendations for board of directors candidates submitted by shareholders, provided that the recommendations are made in accordance with the procedure required under our By-laws and described in this proxy statement under the heading "Shareholders' Proposals and Nominations Of Board Members For The 2007 Annual Meeting," using the same criteria it applies to recommendations from its committee, directors or members of management. Shareholders may submit recommendations by writing to the nominating and corporate governance committee as follows: Nominating and Corporate Governance Committee, c/o Secretary, Elizabeth Arden, Inc., 2400 S.W. 145th Avenue, Miramar, FL 33027. This summary of the responsibilities of the nominating and corporate governance committee is qualified in its entirety by the more detailed information included in the committee's charter, a copy of which is available on our website at www.elizabetharden.com, under the section "EA Corporate - Investor Relations - Corporate Governance - Committee Charters - Nominating and Corporate Governance Committee."

          The board of directors has determined that the members of the nominating and corporate governance committee are independent in accordance with applicable Nasdaq rules.

DIRECTOR COMPENSATION

          The board of directors' general policy on director compensation is that compensation for non-employee directors should consist of both cash and equity-based compensation. Directors who are our employees (currently Messrs. Beattie and West) are not paid for board service in addition to their regular employee compensation.

          Effective as of the annual meeting of shareholders set for November 15, 2006, non-employee directors (currently Messrs. Berens, Mauran, Tatham and Thomas and Ms. Clark) will be paid an annual retainer of $35,000 and a fee of $1,500 for each meeting of the board attended in person or a committee of the board attended in person on a date separate from a board meeting. In the event a committee meeting is on the same date as a meeting of the board, the board member will receive $1,000 for attending in person the committee meeting. Board members will receive $750 for any meetings attended by telephone. A $10,000 annual retainer also will be paid to the audit committee chairperson, a $5,000 annual retainer will be paid to the compensation committee chairperson and a $3,500 annual retainer will be paid to the nominating and corporate governance chairperson. In addition to the cash compensation, non-employee directors will receive a grant of stock options for 6,000 shares of our common stock under our Non-Employee Director Stock Option Plan upon re-election to the board at our annual meeting of shareholders set for November 15, 2006. The options will be exercisable three years after the date of grant, and the exercise price for each option will be equal to the closing price of our common stock on the date of grant. In addition, members of the board are reimbursed for all expenses incurred in connection with their activities as directors.

          The following fees were paid to non-employee directors for board services during the fiscal year ended June 30, 2006:

Director	Annual Board Retainer Fees	Annual Committee Chairperson Fees	Board Meeting Fees	Committee Meeting Fees

Berens	$25,000	$6,000	$5,000	$4,000
Clark	25,000	--	5,000	2,500
Mauran	25,000	--	5,000	500
Tatham	25,000	--	5,000	4,000
Thomas	25,000	--	5,000	2,500

          In addition, non-employee directors received a grant of stock options for 7,000 shares of our common stock under our Non-Employee Director Stock Option Plan upon re-election to the board at the November 2005 annual meeting of shareholders. These options will be exercisable on November 16, 2008, which is three years after the date of grant, and the exercise price for each option is equal to $19.39, which was the closing price of our common stock on the date of grant. Members of the board of directors also were reimbursed for all expenses incurred in connection with their activities as directors.

          Effective August 16, 2006, our board of directors approved stock ownership requirements for the directors. Directors are required to own common stock of our company having an aggregate market value of approximately three times the annual cash retainer for board service.

EXECUTIVE COMPENSATION

Summary Compensation Table

          On June 2, 2004, our board of directors approved a change in fiscal year end from January 31 to June 30, effective as of June 30, 2004. The change was implemented to better reflect our business cycle and to enhance business planning relative to our customers' retail calendars. Accordingly, information is presented for the five-month transition period ended June 30, 2004 in addition to the three most recent fiscal years. The following table sets forth information concerning the compensation for the chief executive officer and each of our four highest compensated executive officers who were serving in that capacity at June 30, 2006 for the periods presented in which they served as executive officers:

Long-Term Compensation
		Annual Compensation			Awards

Name and Principal Position	Year (1)	Salary ($)	Bonus ($)	Other Annual Compensation ($)(2)	Restricted Stock Awards ($)		Securities Underlying Options (#) (3)	All Other Compensation ($)(4)

E. Scott Beattie Chairman and Chief Executive Officer	6/30/06 6/30/05 6/30/04 1/31/04	707,000 662,500 262,500 569,333	-- 546,563 111,719 495,000	2,319 2,015 763 3,766	734,469 2,580,111 935,316 499,144	(5) (6) (7) (8)	65,600 -- 71,300 75,600	15,357 15,259 9,287 16,309

Paul F. West President and Chief Operating Officer	6/30/06 6/30/05 6/30/04 1/31/04	479,763 456,250 179,167 391,667	-- 326,219 67,031 286,000	1,706 1,420 525 2,999	371,363 1,285,819 490,368 246,232	(5) (6) (7) (8)	32,600 -- 37,100 36,960	13,875 13,777 9,005 14,866

Jacobus A.J. Steffens Executive Vice President and General Manager - International(9)	6/30/06 6/30/05 6/30/04	416,895 390,845 143,534	-- 215,129 44,375	89,254 80,697 24,580	133,380 560,880 140,400	(5) (6) (7)	12,500 -- 11,000	52,231 47,579 17,603

Stephen J. Smith Executive Vice President and Chief Financial Officer	6/30/06 6/30/05 6/30/04 1/31/04	352,500 342,500 139,167 321,833	-- 188,375 38,958 175,500	-- -- -- --	175,219 436,317 228,399 123,449	(5) (6) (7) (8)	15,000 -- 16,900 18,000	10,381 9,085 7,656 9,964

Joel B. Ronkin Executive Vice President, General Manager - North America Fragrances	6/30/06 6/30/05 6/30/04 1/31/04	303,333 280,000 109,617 239,333	-- 154,000 31,510 105,436	467 467 191 920	200,574 643,191 149,160 69,147	(5) (6) (7) (8)	17,500 -- 11,000 10,000	11,794 9,091 7,974 11,386

(1)

The amounts shown for "6/30/06," "6/30/05," and "1/31/04," are for the fiscal years ended June 30, 2006, June 30, 2005 and January 31, 2004, respectively. The amounts shown for "6/30/04" are for the five-month transition period ended June 30, 2004.

(2)

During the fiscal years ended June 30, 2006 and June 30, 2005, the five-month transition period ended June 30, 2004 and the fiscal year ended January 31, 2004, respectively, the named executives were reimbursed for the following amounts of taxes incurred as a result of the payment of executive disability insurance premiums: (i) E. Scott Beattie - $2,319, $2,015, $763 and $3,766; (ii) Paul F. West - $1,706, $1,420, $525 and $2,999; and (iii) Joel B. Ronkin - $467, $467, $191 and $920. With the exception of Mr. Steffens, the amounts reflected in the above table do not include any other amounts for perquisites and other personal benefits, as permitted by the rules of the SEC, as such benefits and perquisites did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus. The amounts reported for Mr. Steffens that represent at least 25% of the total amount of Other Annual Compensation and are required to be reported separately under SEC rules are: secondary school tuition for Mr. Steffen's children ($55,561, in the fiscal year ended June 30, 2006, $47,937 in the fiscal year ended June 30, 2005 and $9,247 in the five-month transition period ended June 30, 2004) and an automobile allowance ($16,659 in the fiscal year ended June 30, 2006, $16,190 in the fiscal year ended June 30, 2005 and $6,746 in the five-month transition period ended June 30, 2004).

(3)

Stock option grants awarded during the fiscal year ended June 30, 2006, the five-month transition period ended June 30, 2004 and the fiscal year ended January 31, 2004, were for performance during the fiscal years ended January 31, 2005, 2004 and 2003, respectively.

(4)

Amounts consist of matching contributions made by us under our 401(k) plan (other than for Mr. Steffens), employee benefit contributions made by us in accordance with Swiss law in the case of Mr. Steffens, and term life insurance premiums and disability insurance premiums paid or reimbursed by us. For the fiscal year ended June 30, 2006, these amounts were as follows:

Name	401(k) Match($)	Employee Benefit Contribution($)	Life Insurance($)	Disability Insurance($)

E. Scott Beattie	8,800	--	1,080	5,477
Paul F. West	8,800	--	1,080	3,995
Jacobus A.J. Steffens	--	49,523	--	2,708
Stephen J. Smith	8,624	--	1,037	720
Joel B. Ronkin	8,957	--	922	1,915

(5)

During the fiscal year ended June 30, 2006, we granted two types of restricted stock to certain of the named executives (a) performance-based restricted stock ("PBRS") on August 10, 2005, for performance during the fiscal year ended June 30, 2005, one third of which will vest two years from the date of award and the remaining two thirds will vest three years from the date of award if we achieve a 10% cumulative average annualized increase in earning per share, excluding any one-time or extraordinary events (as determined by the compensation committee of the board of directors), over the relevant measurement periods; and (b) restricted stock on May 13, 2006, which is due to vest one year from the date of grant and was granted to all of our short-term incentive program participants that are based in the United States and Puerto Rico. Shares of both PBRS and restricted stock vest only if the employee is still employed by us on the vesting date (with limited exceptions), and the shares are eligible for the payment of dividends, if the board of directors were to declare dividends on our common stock. During the fiscal year ended June 30, 2006, we granted: (i) Mr. Beattie - 29,800 shares of PBRS and 1,786 shares of restricted stock; (ii) Mr. West - 14,800 shares of PBRS and 1,204 shares of restricted stock; (iii) Mr. Steffens - 5,700 shares of PBRS; (iv) Mr. Smith - 6,800 shares of PBRS and 774 shares of restricted stock; and (v) Mr. Ronkin - 8,000 shares of PBRS and 643 shares of restricted stock. Amounts represent the dollar value of the restricted stock granted during the fiscal year ended June 30, 2006, determined by multiplying the total number of shares of restricted stock granted to the named executives on the dates of such grants by the respective closing prices of our common stock on those grant dates.

The following amounts represent the dollar value of the aggregate restricted stock held by the named executives as of the fiscal year ended June 30, 2006, determined by multiplying the total number of shares of restricted stock held by the closing price of our common stock on June 30, 2006: (i) Mr. Beattie had 168,552 shares of restricted stock (valued at $3,013,710; (ii) Mr. West had 84,670 shares of restricted stock (valued at $1,513,900); (iii) Mr. Steffens had 34,033 shares of restricted stock (valued at $608,510); (iv) Mr. Smith had 32,240 shares of restricted stock (valued at $576,451); and (v) Mr. Ronkin had 39,976 shares of restricted stock (valued at $714,771).

(6)

During the fiscal year ended June 30, 2005, we granted two types of restricted stock to certain of the named executives: (a) market-based restricted stock (MBRS) on March 22, 2005, which is subject to vesting three, four, five or six years from the date of grant if the company's total shareholder return exceeds the total shareholder return of the Russell 2000 Index over the respective three, four, five or six-year period; and (b) restricted stock on May 13, 2005, which vested one year from the date of grant and was granted to all of our short-term incentive program participants that are based in the United States and Puerto Rico. Shares of both MBRS and restricted stock vest only if the employee is still employed by us on the vesting date (with limited exceptions), and the shares are eligible for the payment of dividends, if the board of directors were to declare dividends on our common stock.

During the fiscal year ended June 30, 2005, we granted: (i) Mr. Beattie - 108,800 shares of MBRS and 1,799 shares of restricted stock; (ii) Mr. West - 54,000 shares of MBRS and 1,145 shares of restricted stock; (iii) Mr. Steffens - 24,000 shares of MBRS; (iv) Mr. Smith - 18,000 shares of MBRS and 752 shares of restricted stock; and (v) Mr. Ronkin - 27,000 shares of MBRS and 586 shares of restricted stock.

Amounts represent the dollar value of the restricted stock granted during the fiscal year ended June 30, 2005, determined by multiplying the total number of shares of restricted stock granted to the named executives on the dates of such grants by the respective closing prices of our common stock on those grant dates.

(7)

During the five-month transition period ended June 30, 2004, we granted two types of restricted stock to certain of the named executives: (a) performance-based restricted stock (PBRS) on March 10, 2004, for performance during the fiscal year ended January 31, 2004, which is subject to vest in equal thirds over a three-year period but only if the company achieves a cumulative annualized increase in earnings per share of 10%, excluding any one-time or extraordinary events, and after giving effect to any stock splits or other recapitalizations, for the fiscal year periods ending June 30, 2005, 2006 and 2007 compared to the prior fiscal year (as of September 22, 2006, two-thirds of the PBRS have vested); and (b) restricted stock on February 13, 2004, which vested one year from the date of grant and was granted to all our short-term incentive program participants that are based in the United States and Puerto Rico. Shares of both PBRS and restricted stock vest only if the employee is still employed by us on the vesting date (with limited exceptions), and the shares are eligible for the payment of dividends, if the board of directors were to declare dividends on the common stock. During the five-month transition period ended June 30, 2004, we granted: (i) Mr. Beattie - 42,250 shares of PBRS and 1,255 shares of restricted stock; (ii) Mr. West - 22,000 shares of PBRS and 838 shares of restricted stock; (iii) Mr. Steffens - 6,500 shares of PBRS; (iv) Mr. Smith - 10,000 shares of PBRS and 685 shares of restricted stock; and (v) Mr. Ronkin - 6,500 shares of PBRS and 484 shares of restricted stock.

Amounts represent the dollar value of the restricted stock granted during the five-month transition period ended June 30, 2004, determined by multiplying the total number of shares of restricted stock granted to the named executives on the dates of such grants by the respective closing prices of our common stock on those grant dates.

(8)

During the fiscal year ended January 31, 2004, we granted restricted stock to each of the named executives on two different dates. On June 25, 2003, we granted restricted stock to the named executives for performance during the fiscal year ended January 31, 2003, in the following amounts: (i) Mr. Beattie -37,800 shares; (ii) Mr. West - 18,480 shares; (iii) Mr. Steffens - 5,000 shares; (iv) Mr. Smith - 9,000 shares; and (v) Mr. Ronkin - 5,000 shares. These grants of restricted stock vest in thirds over a three-year period from the date of grant. In addition, we also granted on April 21, 2003 restricted stock to all regular, full-time employees based in the United States and Puerto Rico which vested on April 21, 2004, including grants to the named executives as follows: (i) Mr. Beattie - 611 shares; (ii) Mr. West - 515 shares; (iii) Mr. Smith - 597 shares; and (iv) Mr. Ronkin - 387 shares. Grants of restricted stock vest only if the employee is still employed by us on the vesting date (with limited exceptions), and the shares are eligible for the payment of dividends, if the board of directors were to declare dividends on our common stock.

Amounts represent the dollar value of the restricted stock granted during the fiscal year ended January 31, 2004, determined by multiplying the total number of shares of restricted stock granted to the named executives on the dates of such grants by the respective closing prices of our common stock on those grant dates.

(9)	Mr. Steffens was named an executive officer of the company on March 10, 2004.

Option Grants In Last Fiscal Year

          The following table sets forth information concerning stock options granted during the fiscal year ended June 30, 2006, to the named executives:

	Individual Grants

Name	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)(3)
					5%	10%

E. Scott Beattie	65,600	15.6%	23.40	8/10/15	965,378	2,446,458
Paul F. West	32,600	7.8%	23.40	8/10/15	479,746	1,215,771
Jacobus A.J. Steffens	12,500	3.0%	23.40	8/10/15	183,952	466,170
Stephen J. Smith	15,000	3.6%	23.40	8/10/15	220,742	559,403
Joel B. Ronkin	17,500	4.2%	23.40	8/10/15	257,532	652,638

(1)

The options vest in equal thirds over a three-year period on the anniversary date of the grant if the employee is still employed by us at that time (with limited exceptions) unless there is a change in control, in which case the option vests immediately.

(2)	The exercise price of the options granted was based upon the closing price of our common stock on the date of grant.

(3)

Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. Hypothetical gains are calculated based on rules promulgated by the SEC and do not represent an estimate by us of our future stock price growth. This table does not take into account any appreciation in the price of our common stock to date. Actual gains, if any, on option exercises and common stock holdings are dependent on the timing of those exercises and the future performance of the common stock. There can be no assurances that the rates of appreciation assumed in this table can be achieved, or that the amounts reflected would be received by the named executives.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

          The following table sets forth certain information concerning options exercised by the named executives during the fiscal year ended June 30, 2006, and unexercised options held by the named executives at June 30, 2006:

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at June 30, 2006 Exercisable / Unexercisable	Value of Unexercised In-the-Money Options at June 30, 2006 Exercisable / Unexercisable (2)

E. Scott Beattie	7,500	91,950	1,065,633 / 89,367	5,292,904 / --
Paul F. West	--	--	247,443 / 44,967	1,452,318 / --
Jacobus A.J. Steffens	--	--	25,666 / 16,167	102,981 / --
Stephen J. Smith	--	--	169,266 / 20,634	349,120 / --
Joel B. Ronkin	--	--	103,083 / 21,167	639,532 / --

(1)	Value is based on the difference between the option exercise price and the closing price of the common stock on the date of exercise multiplied by the number of shares underlying the option.

(2)	Value is based on the difference between the option exercise price and the closing price of the common stock on June 30, 2006, multiplied by the number of shares underlying the option.

Employment Contracts and Termination of Employment and Change in Control Arrangements.

Employment Contracts

          None of our executive officers, other than Jacques Steffens, have employment contracts. Mr. Steffens has an agreement that currently provides for a base salary, bonus eligibility of 50% of base salary with an ability to go up to 60% of base salary if significant performance measures set forth by our board of directors are achieved; stock incentive grant eligibility and a car allowance. In addition, we reimburse Mr. Steffens for his dependent children's school tuition and provide standard employee benefit contributions in accordance with Swiss law. Mr. Steffens' severance arrangements for termination without cause and a change in control are set forth below.

Change in Control Arrangements

          Stock Incentive Plans. All unvested stock options granted and restricted stock awarded to our employees, including the named executives, provide that in the event of a change in control of our company as defined in the stock incentive plans, all stock options and restricted stock that has not already vested would automatically become fully vested.

          Severance Arrangements. In March 2002, the compensation committee of the board recommended, and the board approved, a severance and change in control arrangement for senior executives, including the named executives. Under the arrangement, the executive receives severance benefits, based on his or her position and responsibility, in the event the executive's employment is terminated without "cause" and is not the result of a resignation or death. Currently, the severance benefit for the named executives is as follows: (a) Mr. Beattie, 24 months of base salary; (b) Mr. Steffens, 12 months of base salary and par bonus; (c) Mr. Smith, 24 months of base salary plus preceding year's bonus; and (d) Mr. Ronkin, 12 months of base salary.

          Under the change in control arrangement, a severance benefit is paid to senior executives based on a "base amount" in the event there is an actual or constructive termination of employment (e.g., decrease in pay or job responsibility) following a change in control, except as noted below. "Base amount" is the average salary plus average bonus the executive has received over the most recent five-year period. The monthly base amount is the base amount divided by twelve. Currently, the severance benefit due to a change in control for the named executives is as follows: (a) Mr. Beattie, 35.88 months of monthly base amount; (b) Mr. Steffens, 12 months of base salary and par bonus; (c) Mr. Smith, 24 months of base salary plus preceding year's bonus; and (d) Mr. Ronkin, 18 months of monthly base amount. Mr. West is no longer eligible for severance arrangements.

Compensation Committee Interlocks and Insider Participation

          All members of the compensation committee of the board of directors during the fiscal years ended June 30, 2006 and 2005 were independent directors and none of them were employees or former employees of the company. During the fiscal years ended June 30, 2006 and 2005, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officers served on the compensation committee of our board of directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview of Compensation Philosophy and Program

          Elizabeth Arden's executive compensation program consists of base salaries, short-term incentive cash payments and long-term incentive compensation. All of the components of executive compensation are designed to facilitate fulfillment of our compensation objectives, which include:

-	providing market-competitive compensation to attract, retain and motivate key management personnel;

-	relating management compensation to the achievement of company goals and performance; and

-	aligning the interests of management with those of the company's shareholders.

          The determination of the total compensation package for the company's chief executive officer, senior executives (which includes senior vice presidents and above) and other key employees eligible to participate in the company's short-term and long-term incentive programs was made after reviewing and considering a number of factors, including achievement of company goals and the individual's contribution to the achievement of those goals, job responsibility, level of individual performance, compensation levels at competitive companies, as well as at companies of a similar size and type, and the company's historical compensation levels. The compensation decisions for performance for the fiscal year ended June 30, 2006, were based upon an overall review of all of the relevant factors without giving specific weight to any one factor.

Evaluation of Compensation Strategy and Programs

          As we have done on an annual basis since 2002, the compensation committee, with assistance from Mercer Human Resource Consulting, a global compensation and benefits consulting firm, evaluated the company's existing compensation strategy for all employees eligible to participate in the company's short-term and long-term incentive programs to ensure that the strategy and programs continue to accomplish the company's objectives.

          After a review of market conditions and competitive practices, we determined that the compensation strategy previously adopted is still appropriate and reflects established compensation practices adopted by other companies as best practices (e.g., the use of performance-based restricted stock, the establishment of stock ownership guidelines for executives and the institution of other pay for performance compensation plans). In accordance with that strategy, we intend to continue to target base salaries below market median levels for the chief executive officer of the company and at market median levels for the other senior executives and key employees. Total cash compensation, which includes base salary and bonus, has been targeted at levels that are above the market median for the company's senior executives, excluding its chief executive officer, while total cash compensation for the chief executive officer has been targeted at a slightly lower level due to our desire to place his primary compensation emphasis on long-term incentives. Cash bonus and long-term incentive compensation for the company's senior executives is still tied significantly to company financial performance underscoring the company's primary business strategy of maximizing shareholder value.

          Consistent with this compensation strategy, we have adopted a general framework for the annual determination of the various components of the compensation for all employees eligible to participate in the company's short-term and long-term incentive programs. In general, short-term incentive payments (e.g., cash bonuses) and long-term incentive grants (e.g., stock options, service-based restricted stock and performance-based restricted stock) will be determined as a percentage of base salary, with variances based on level of responsibility, individual performance and market conditions.

Short-Term Incentive Program

          The company's short-term incentive program consists of cash bonuses and is designed to motivate and reward eligible employees for company performance as well as performance of their individual business units as appropriate. The incentive program is designed to result in incentive payments below the market median when company performance is below targets, and incentive payments above the market median when company performance exceeds targets, provided that if certain threshold targets not achieved, cash bonuses will not be paid. Short-term incentive program payouts are determined, in most cases, based upon the achievement of quarterly company or business unit targets and annual company targets. The maximum short-term incentive payout opportunity for any eligible employee is 1.5 times their par bonus target. The par bonus target for the chief executive officer is 85% of base salary and between 40% and 50% of base salary for the other senior executives.

          During the year ending June 30, 2007 and thereafter, the short-term incentive program will consist of the 2005 Management Bonus Plan (the management plan), which has been approved by our shareholders. The management plan ties cash bonuses for the senior executives solely to the achievement of company performance targets established within 90 days of the beginning of the fiscal period. Accordingly, cash bonuses paid under this plan are intended to be exempt from the limits set forth under section 162(m) of the Internal Revenue Code of 1986, as amended, (the Code) and thus are deductible by the company for tax purposes. Under the management plan relating to company performance for the fiscal year ending June 30, 2007, we established quarterly and annual earnings per diluted share targets (absent one-time or extraordinary charges) as the criteria to be used in determining cash bonus awards for executive officers.

         No cash bonuses were awarded to executive officers and the other short-term incentive program participants for performance during the fiscal year ended June 30, 2006, as the company did not achieve its threshold EBITDA (defined as the company's net income plus the provision for income taxes plus interest expense, plus depreciation and amortization expense) target required to pay out any bonuses.

Long-Term Incentive Programs

          Based on Mercer Human Resource Consulting's analysis of the long-term incentive programs of companies that were of a similar size, or type or from a similar industry, as the company, including other consumer product companies, we have determined that the company should lower its targeted annualized level of stock incentive grants (i.e., run rate) from approximately 2.75% to approximately 2.50% of common shares outstanding (including outstanding restricted stock grants).

         In addition to lowering the targeted annualized run rate of stock incentive grants, we also determined that it was appropriate to change the mix of long-term incentive compensation. For the company's senior executives, we are now targeting a mix of one-third stock options, one-sixth performance-based restricted stock, one-sixth service-based restricted stock and one-third market-based restricted stock, as compared to the approximate equal value mix of stock options, performance-based restricted stock and market-based restricted stock that was used in the prior year. For vice presidents and other eligible key employees, we are now targeting a mix of 50% performance-based restricted stock and 50% service-based restricted stock instead of the 60% performance-based restricted stock and 40% stock options that was used the prior year for long-term incentive awards. We believe that the use of both performance-based and service-based restricted stock serves as a valuable retention tool for our key management team members while still incentivizing the management team to achieve the Company's key performance metrics and aligning the company's management team's interests with those of the company's shareholders. We used this revised approach in determining the appropriate number and type of long-term incentive grants to be awarded for performance during the fiscal year ended June 30, 2006.

          Effective August 21, 2006, in recognition of individual performance for the fiscal year ended June 30, 2006, and consistent with the lower targeted run rate we adopted, we authorized the following grants: (i) approximately 316,000 shares in the form of stock options to 26 managerial employees, including 131,300 shares to the named executives, (ii) approximately 139,000 shares in the form of performance-based restricted stock to 69 managerial employees, including 30,900 shares to the named executives, and (iii) approximately 142,000 shares of service-based restricted stock to 80 managerial employees, including 30,900 shares to the named executives. The stock options are due to vest over three years in thirds after each succeeding year from the date of grant, assuming the person receiving the grant is employed by the company at the time of vesting. The exercise price of those stock options is $15.00 per share, which was the closing price of the company's common stock on the effective date of grant. The options expire ten years from the date of grant. Grant dates for stock options and restricted stock were set at two business days after the date on which our fiscal year 2006 results were released.

          The performance-based restricted stock granted in August 2006 will vest in full on a date that is two business days after the company's financial results for fiscal 2009 are released to the public, but only if the person receiving the grant is still employed by the company and the company achieves the cumulative earnings per diluted share target for the fiscal years 2007, 2008 and 2009. The service-based restricted stock will vest in equal thirds over a three-year period on a date that is two business days after the company's financial results for fiscal years ending June 30, 2007, 2008 and 2009 are released, as applicable, but only if the person is still employed by the company.

          The amount and allocation of individual stock incentive grants relative to performance in the fiscal year ended June 30, 2006, were set by us for all executive officers and were set by them, consistent with the guidelines established by the compensation committee, for all other employees eligible to participate in the company's long-term incentive programs based on a number of factors, including job responsibilities, individual performance and market conditions.

Stock Ownership Requirements

          In 2002, we established stock ownership requirements for all of the company executives at the level of senior vice president and above, and we required the executives to comply in stages over five years. The full ownership requirements range from one times base salary for senior vice presidents to five times base salary for the chief executive officer. The company's chief executive officer already complies with the full ownership requirements and all of the company's remaining named executives comply with at least the 50% ownership requirement required at this time. The ownership guidelines may be reviewed from time to time to ensure market competitiveness and to reflect appropriate market conditions.

Chief Executive Officer Compensation

          One of our responsibilities includes reviewing and establishing the compensation of the company's chief executive officer. In connection with our review of executive compensation this year, we asked Mercer to update the analysis of chief executive officer compensation it conducted last year. In addition, we asked Mercer to measure the company's performance compared to a peer group of consumer product and beauty companies (the peer group) to assist us in determining if the pay of our chief executive officer was appropriately linked to performance.

          Based on the updated review of market data and the analysis of the pay-and-performance linkage, we determined that the base salary of the company's chief executive officer, E. Scott Beattie, was still below market levels. Specifically, the median base salary for chief executive officers, based on a salary survey of the peer group, is approximately $756,000 and, based on a salary survey of a broader group of similarly situated executives, is approximately $765,000. After consultation with Mr. Beattie, the committee determined that, while a larger increase would be more consistent with survey results, a four percent increase in base salary was appropriate as that was approximately the average salary increase of the company's U.S.-based employees this past year. We therefore increased Mr. Beattie's salary from $700,000 to $728,000 effective April 1, 2006. Consistent with increases in the car allowance program for senior management including vice presidents and the chief executive officer, based on an analysis that showed that car allowances had not increased in four years despite rising automobile costs, the committee increased Mr. Beattie's car allowance from $1,000 to $1,500 per month.

          Taking into account the decreased stock incentive run rate and revised long-term incentive mix we adopted for fiscal 2006 and Mr. Beattie's performance during the past fiscal year, we granted Mr. Beattie an option to purchase 67,300 shares of common stock, an award of 15,800 shares of performance-based restricted stock and an award of 15,800 shares of service-based restricted stock, the terms of which are identical to those set forth above for the other senior executives and key employees that received these stock incentive grants. In addition, as was the case with all other short-term incentive program participants, Mr. Beattie did not receive a cash bonus for fiscal 2006 performance.

Fred Berens (Chairperson)
William M. Tatham
J. W. Nevil Thomas

PERFORMANCE GRAPH

          The following performance graph data and table compare the cumulative total shareholder returns, including the reinvestment of dividends, on our common stock with the companies in the Russell 2000 Index and a market-weighted index of publicly traded peer companies for the 65 month period from January 31, 2001 through June 30, 2006 (in June 2004, we changed our fiscal year end from January 31 to June 30). The peer group is a good representation of consumer products and beauty companies with similar market capitalizations and/or products as our company. The publicly traded companies in the peer group are Avon Products, Inc., Chattem, Inc., The Estee Lauder Companies, Inc., Inter Parfums, Inc. and Revlon, Inc. The graph and table assume that $100 was invested on January 31, 2001 in each of the Russell 2000 Index and the peer group and our common stock, and that all dividends were reinvested. Our common stock is listed on The NASDAQ Global Select Market under the symbol "RDEN."

	January 1,				June 30,
	2001	2002	2003	2004	2005*	2006

Elizabeth Arden, Inc.	100.0	75.57	91.34	152.19	175.70	134.31
Russell 2000 Index	100.0	96.40	75.32	119.02	133.28	152.71
Peer Group	100.0	108.04	109.50	144.55	168.70	143.78

*

As a result of the change in fiscal year end, the measurement point from January 1, 2004 to June 30, 2005 covers a period of 17 months which includes the five-month transition period from February 1, 2004 through June 30, 2005 and the fiscal year period from July 1, 2004 through June 30, 2005.

AUDIT COMMITTEE REPORT

          The audit committee is comprised solely of independent directors as determined by our board of directors based on the Marketplace Rules of Nasdaq. Each member of the committee also satisfies the SEC's additional independence requirement for members of audit committees. In addition, our board of directors has determined that Fred Berens and Maura J. Clark are "audit committee financial experts," as defined by SEC rules. The audit committee operates under a written charter that was adopted by the board of directors, the current form of which is attached as Annex A to this proxy statement. The audit committee oversees the quality and integrity of the company's accounting and financial reporting process, the adequacy of its internal controls, the audits of its financial statements, the review of quarterly financial statements and critical accounting policies, and carries out such other duties as directed by the board of directors. The audit committee appoints the independent registered public accounting firm for its audit of the financial statements and our internal controls over financial reporting, negotiates and approves the fees paid for such services and evaluates their performance. The audit committee also approves the engagement of the independent registered public accounting firm for non-audit services permissible under applicable laws and negotiates and approves the fees paid for such services.

          Elizabeth Arden's management is responsible for the preparation, presentation and integrity of the company's financial statements, internal controls, accounting and financial reporting principles and procedures designed to ensure compliance with accounting standards and applicable laws. The company's independent registered public accounting firm is responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and assessing our internal controls over financial reporting. Although the audit committee members possess broad experience in analyzing and reviewing financial statements, we are not professional auditors, and our functions are not intended to duplicate or to certify the actions of management of the company and the independent registered public accounting firm.

          The audit committee reviewed and discussed with management the audited financial statements of the company for the fiscal year ended June 30, 2006. The committee also discussed with PricewaterhouseCoopers LLP, the company's independent registered public accounting firm, including as part of executive sessions, the results of the audit and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and the internal controls over financial reporting.

          The audit committee also considered whether the provision by PricewaterhouseCoopers LLP of non-audit services to the company is compatible with maintaining the auditors' independence. The audit committee received from PricewaterhouseCoopers LLP the written disclosures and letter required by Independence Standards Board Standard No. 1, as amended, "Independence Discussions with Audit Committees," and discussed with PricewaterhouseCoopers LLP their independence from the company, including any relationships that may impact their independence. The audit committee has concluded that PricewaterhouseCoopers LLP is independent from the company and its management.

          Based on the review and discussions referred to in this report, the audit committee recommended to the board of directors that the audited financial statements be included in Elizabeth Arden's annual report on Form 10-K for the fiscal year ended June 30, 2006 for filing with the SEC.

Fred Berens (Chairperson)
Maura J. Clark
William M. Tatham

PROPOSAL 2 --

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The audit committee of the board of directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to conduct the audit of the company's consolidated financial statements for the fiscal year ending June 30, 2007. The appointment of the independent registered public accounting firm by the audit committee is submitted annually for ratification by the shareholders. Although shareholder approval is not required, if the shareholders do not ratify the appointment, the audit committee will reconsider the matter. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will be given an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2007.

Fees Paid to PricewaterhouseCoopers LLP

          The following table shows the fees billed by PricewaterhouseCoopers LLP for the audit of the financial statements and internal control over financial reporting and other services provided for the fiscal years ended June 30, 2006 and 2005, respectively:

	Fiscal Year Ended June 30, 2006	Fiscal Year Ended June 30, 2005

Audit fees	$1,675,620	$1,836,603
Audit-related fees	0	4,962
Tax fees	371,109	239,493
All other fees	2,071	10,754

Total	$2,048,799	$2,091,812

          Audit Fees.  Audit fees consisted of audit work performed on the consolidated financial statements and internal controls over financial reporting included in our Annual Report on Form 10-K, the quarterly reviews of the financial statements included in our form 10-Qs and for services that are normally provided by our independent registered public accounting firm in connection with statutory audits and SEC regulatory filings or engagements.

          Audit-Related Fees.  Audit-related fees are for services for assurance and related services that are reasonably related to the audit or review of our financial statements.

          Tax Fees.  Tax fees consisted of assistance with matters related to such services as domestic and international tax planning, tax compliance including tax filings and general tax advice.

          All Other Fees.  Other fees consisted of any services not included in the first three categories.

          All fees associated with services performed by our independent registered public accounting firm in the fiscal years ended June 30, 2006 and 2005 were pre-approved by the Audit Committee.

          Consistent with SEC policies regarding auditor independence, the audit committee has the responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In meeting this responsibility, the audit committee has the following policy regarding the provision by our independent registered public accounting firm of non-audit services that are permitted to be conducted by the independent registered public accounting firm under applicable laws, including the corresponding fees, and the procedures for approval of these services and fees, in situations where the full audit committee is unavailable to pre-approve any non-audit services by the independent registered public accounting firm: (i) the chief financial officer and general counsel of the company will evaluate the proposed engagement to confirm that the engagement is not prohibited by any applicable rules of the SEC or Nasdaq, (ii) following the confirmation by the chief financial officer and the general counsel, the chairperson of the audit committee will determine whether the company should engage the independent registered public accounting firm for the non-audit services and, if so, negotiate the terms of the engagement with the independent registered public accounting firm, and (iii) the chairperson of the audit committee will report to the full audit committee at its next regularly scheduled meeting about any engagements of the independent registered public accounting firm for non-audit services that have been approved by the chairperson. Alternatively, after confirmation by the chief financial officer and the general counsel, the full committee may pre-approve engagements of the independent registered public accounting firm at audit committee meetings.

SHAREHOLDERS' PROPOSALS AND NOMINATIONS OF
BOARD MEMBERS FOR THE 2007 ANNUAL MEETING

          If a shareholder intends to present a proposal for action at the 2007 annual meeting of shareholders and wishes to have that proposal considered for inclusion in our proxy materials in reliance on Rule 14a-8 under the Exchange Act, the proposal must be submitted in writing and received by the secretary of the company by June 15, 2007. The proposal must also meet the other requirements of the rules of the SEC relating to shareholder proposals.

          Our By-laws establish an advance notice procedure with regard to certain matters, including shareholder proposals and nominations of individuals for election to the board of directors. In general, written notice of a shareholder proposal or a director nomination for an annual meeting must be received by the secretary of the company no later than 90 days in advance of such meeting if such meeting is to be held on a day which is within 30 days of the anniversary of the 2006 annual meeting.

          A notice of a shareholder proposal shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on our corporate books, of the shareholder proposing such business, (c) the class and number of shares of common stock of the company which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business.

          A shareholder director nomination must contain the following information: (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of common stock of the company which are beneficially owned by each such nominee, (iv) such other information concerning each such nominee as would be required, under the rules of the SEC in a proxy statement soliciting proxies for the election of such nominee as a director and (v) a signed consent of each such nominee to serve as a director of the company, if elected.

          If the company's presiding officer at any shareholders' meeting determines that a shareholder proposal or director nomination was not made in accordance with our By-laws or SEC rules, we may disregard that proposal or nomination.

          In addition, if a shareholder submits a proposal outside of Rule 14a-8 for the 2007 annual meeting of shareholders, and the proposal fails to comply with the advance notice procedure prescribed by our By-laws or SEC rules, then our proxy may confer discretionary authority on the persons being appointed as proxies on behalf of our board of directors to vote on the proposal.

          Proposals should be addressed to Secretary, Elizabeth Arden, Inc., 2400 S.W. 145th Avenue, Miramar, Florida 33027 and nominations should be sent to the attention of the Nominating and Corporate Governance Committee c/o Secretary at the same address.

OTHER MATTERS

          The company will bear the expense of soliciting proxies. Proxies will be solicited principally by mail. Our directors, officers and regular employees may, however, solicit proxies personally, by telephone or by facsimile transmission. We will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy materials to beneficial owners.

          The board of directors is not aware of any matters to be presented at the annual meeting other than the matters described herein and does not intend to bring any other matters before the annual meeting. If any other matters should, however, come before the annual meeting, or any adjournment or postponement thereof, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors

OSCAR E. MARINA
Secretary

Miramar, Florida
October 9, 2006

REVOCABLE PROXY - COMMON STOCK
ELIZABETH ARDEN, INC.
ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 15, 2006

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

          The undersigned hereby appoints Oscar E. Marina and Joel B. Ronkin as attorneys and proxies, each with full powers of substitution, to act for the undersigned to vote all shares of common stock of Elizabeth Arden, Inc., with respect to which the undersigned is entitled to vote at the annual meeting of shareholders, to be held at our corporate offices at 2400 S.W. 145th Avenue, Miramar, Florida 33027, on Wednesday, November 15, 2006 at 10:00 a.m., local time, and at any adjournment or postponement thereof, as stated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN ACCORDANCE WITH THE DIRECTIONS SPECIFIED HEREIN. IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2007 SET FORTH IN PROPOSAL 2, AND ON OTHER MATTERS PRESENTED FOR A VOTE IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS ACTING UNDER THIS PROXY. IN THE EVENT ANY NOMINEE FOR ELECTION AS A DIRECTOR BECOMES UNAVAILABLE TO SERVE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BALANCE OF THOSE NAMED AND A SUBSTITUTE SELECTED BY THE PERSONS NAMED IN THE PROXY.

          Each shareholder giving a proxy has the power to revoke it any time before it is voted, either in person at the annual meeting, by written notice to the Secretary of Elizabeth Arden, Inc. or by delivery of a later-dated proxy. Attendance at the annual meeting without further action will not automatically revoke a proxy.

(CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE)

[REVERSE SIDE OF CARD]
Please mark your votes as indicated in this example: [X]

The Board of Directors recommends a vote FOR Items 1 and 2

Item 1 -	Election of Directors
E. Scott Beattie
Fred Berens
Maura J. Clark
Richard C.W. Mauran
William M. Tatham
J. W. Nevil Thomas
Paul West
FOR	WITHHOLD AUTHORITY
[ ]	[ ]

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

Item 2 -	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2007.
FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

Other Business

In their judgment, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Signature:_____________________	Signature:_________________	Date:____________

NOTE: Please sign exactly as the name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

ANNEX A

ELIZABETH ARDEN, INC.
Audit Committee Charter

1.      General.

1.1    Role.   The role of the Audit Committee of the Board of Directors (the "Committee") is to: (i) oversee the quality and integrity of the Company's accounting and financial reporting process, the adequacy of its internal controls and the audits of its financial statements, and (ii) carry out such other duties as directed by the Board.

1.2    Membership.   The membership of the Committee shall consist of at least three directors. Each member shall meet the independence and experience requirements of the listing standards of the Nasdaq Stock Market, Inc. ("Nasdaq") and applicable laws and regulations of the Securities and Exchange Commission (the "Commission"). Each member will be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment. Committee members must be able to read and understand financial statements at the time of their appointment. At least one member of the Committee shall be "financially sophisticated" as defined by Nasdaq. No member of the Committee may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the three years prior to such member's appointment to the Committee. Committee members will not serve simultaneously on the audit committees of more than two other public companies. The Board may appoint and replace the Committee members and chair and will determine annually whether the Committee members meet the independence requirements of the listing standards of Nasdaq and the Commission.

1.3    Meetings.   The Committee shall meet at least once each quarter and report its actions to the Board. The Committee shall meet periodically in separate executive sessions with management, the internal auditors and the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Committee deem appropriate. The Committee may ask members of management or others to attend the meetings or to meet with any members of, or advisors to, the Committee. The Committee will be governed by the same rules regarding board meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements that are applicable to the Board. The Committee shall have the authority to delegate certain of its functions to the Committee chair.

1.4    Communications/Reporting.   The Committee is expected to maintain free and open communication with the Company's independent registered public accounting firm (the "independent auditor") and management. This communication will include periodic separate sessions with the independent auditor.

2.      Authority and Responsibilities.

2.1    Authority to Engage and Oversee Auditors and Advisors.

         (a)    The Committee shall have the sole authority to select, evaluate and where appropriate, replace the independent auditor and shall have responsibility to ensure the independence of the independent auditor. The Committee shall be directly responsible for negotiating the compensation, and overseeing the

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work of the independent auditor (including resolving of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

         (b)    The Committee shall approve all auditing services, audit-related services and permitted non-audit services (including the fees and terms thereof) be performed for the Company by the independent auditor, subject to any exceptions for non-audit services permitted under applicable rules of the Commission, prior to the performance of such services. The Committee may establish pre-approval policies and procedures delegating pre-approval authority for non-audit services to its chair, subject to the rules of the Commission.

         (c)    The Committee shall meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit, including any partner rotation required by law. The Committee shall also review with the independent auditor, their written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1 and shall recommend any actions necessary to ensure objectivity and independence of the independent auditor.

         (d)    The Committee shall have the authority to investigate any matter brought to its attention and, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors to assist the Committee in performing its functions. The Company shall provide for appropriate funding, as determined by the Committee, for payment of: (1) compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other services for the Company; (2) compensation to any advisors employed by the Committee; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate to carry out its duties.

         (e)    The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.2    Financial Statement and Other Disclosure Matters.

         (a)    The Committee shall review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, significant adjustments recorded, waived or passed and recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K (the "Form 10-K") filed with the Commission.

         (b)    The Committee shall discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing with the Commission of the Company's Quarterly Reports and Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements and significant adjustments recorded, waived or passed.

         (c)    Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

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         (d)    The Committee shall discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls over financial reporting and any steps adopted in light of material weaknesses or deficiencies with the Company's internal controls.

         (e)    The Committee shall review and discuss at least annually reports from the independent auditor on:

           (i)     All critical accounting policies and practices to be used;

           (ii)    All alternative disclosures and treatments of financial information within generally accepted accounting principles that have been discussed with management and ramifications of the use of such alternative disclosures and treatments; and

           (iii)   Other material written communications between the independent auditor and management, such as management letters and the Company's responses to such letters or schedule of unadjusted differences.

         (f)    The Committee shall discuss with management and the independent auditor the effect of regulatory and accounting standards or rules on the Company's financial statement including any off-balance sheet arrangements.

         (g)    The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 ("SAS 61") relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

         (h)    The Committee shall discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

         (i)    The Committee shall approve the report required by the rules of the Commission to be included in the Company's proxy statement for the annual meeting of shareholders (the "Proxy Statement"). The report shall include the Committee's review of the audited financial statements and recommendation that they be filed with the Form 10-K, review of the independent auditor's independence and discussion with the independent auditor of SAS 61. The Proxy Statement shall also include disclosures about (i) the Committee's pre-approval policy for audit and permissible non-audit services, and (ii) the fees billed to the Company by the independent auditor.

         (j)    The Committee shall review and approve the disclosures required by the rules of the Committee to be included in the Form 10-K relating to management's establishment of adequate internal controls and management's assessment of the effectiveness of such controls.

         (k)    The Committee shall review the independent auditor's certification and report on management's assessment of internal controls.

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         (l)    The Committee shall review disclosures made to the Committee by the Company's chief executive officer and chief financial officer during their certification process for the periodic reports filed with the Commission about any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting and any fraud involving management or other employees who have a significant role in the Company's internal control function.

         (m)    The Committee shall review and approve all related party transactions.

         (n)    The Committee shall discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding the Company's financial statements or accounting policies.

2.3    Oversight of the Company's Relationship with the Independent Auditor

         (a)    Review and evaluate the lead audit partner of the independent auditor.

         (b)    Ensure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

         (c)    Obtain and review a report from the independent auditor at least annually regarding (i) the independent auditor's internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and (iii) any steps taken to deal with any such issues. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

2.4    Oversight of the Company's Internal Control Function.

         (a)    Review the appointment and replacement of the management personnel responsible for implementing and maintaining the Company's internal controls.

         (b)    The Committee shall review with the independent auditor and management the internal and disclosure control functions required to comply with the rules of the Commission including the responsibilities, budget, qualifications and staffing and any recommended changes in the planned scope of the personnel responsible for implementing and maintaining the Company's internal controls.

         (c)    The Committee shall review the significant reports to management and the Audit Committee prepared by Company personnel responsible for implementing and maintaining internal controls over financial reporting and disclosure controls as well as management and independent auditor reports relating to such controls and reports.

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2.5    Additional Compliance Responsibilities.

         (a)    The Committee shall obtain from the independent auditor information on matters that come to the attention of the independent auditor implicating Section 10A(b) of the Exchange Act (communication of illegal acts).

         (b)    The Committee shall review the Company's Code of Ethics for financial personnel and any reports relating to waivers relating thereto.

         (c)    The Committee shall adopt procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, to ensure the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

         (d)    The Committee shall discuss with the Company's General Counsel and management legal and regulatory matters that may have a material impact on the financial statements or the Company's compliance policies.

         (e)    The Committee may develop guidelines and policies for the hiring of former employees of the independent auditor.

3.     Limitation of Committee's Role.

3.1    While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assure compliance with laws and regulations or the Company's internal policies, procedures and controls. These are the responsibilities of management and the independent auditor.

3.2    Furthermore, auditing literature, particularly Statement of Accounting Standards No. 100, defines the term "review" to include a particular set of required procedures to be undertaken by independent auditor. The members of the Committee are not independent auditor and the term "review" as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

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